Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Potbelly Corporation dated May 20, 2013, appearing in Registration Statement No. 333-190893 of Potbelly Corporation on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
October 24, 2013